Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of On the Move Systems Corp. (the “Company”) on Form 10-Q /A Amendment No. 1 for the period ended November 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick Brown, Chief Executive Officer of the Company, certify, to my knowledge that:

(i)   the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Patrick Brown

Patrick Brown

President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Date:    March 11, 2013